Exhibit 5.1

October 1, 2007

Genelabs Technologies, Inc.
505 Penobscot Drive
Redwood City, CA 94063

Re:	Genelabs Technologies, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Genelabs Technologies, Inc., a California corporation (the "Company"), in connection with the sale by the Company of 12,874,547 shares (the "Shares") of the Company's Common Stock, no par value (the "Common Stock") and warrants (the "Warrants" and, together with the Shares, the "Securities") to purchase up to an additional 2,574,911 shares of Common Stock (the shares of Common Stock initially issuable upon exercise of the Warrants, the "Warrant Shares") pursuant to the Subscription Agreements, dated September 26, 2007 between the Company and the purchasers that are party thereto (the "Investors").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Securities Act").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)
the registration statement on Form S-3 (File No. 333-145497) of the Company relating to the offering of securities of the Company filed with the Securities and Exchange Commission (the "Commission") on August 16, 2007 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the "Rules and Regulations"), and the Notice of Effectiveness of the Commission posted on its website declaring such

October 1, 2007

such registration statement effective on August 28, 2007 (such registration statement being hereinafter referred to as the "Registration Statement");

(ii)	the base prospectus relating to the offering of the Securities, dated August 16, 2007 (the "Base Prospectus"), which forms a part of and is included in the Registration Statement;

(iii)
the preliminary prospectus supplement relating to the offering of the Securities, dated September 25, 2007, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(iv)
the prospectus supplement, dated September 26, 2007 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(v)	an executed copy of the Placement Agency Agreement, dated September 26, 2007 with Deutsche Bank Securities, Inc.;

(vi)	executed copies of the Subscription Agreements;

(vii)	a specimen certificate evidencing the Common Stock, filed as an exhibit to the Registration Statement;

(viii)	the Warrants;

(ix)
the Amended and Restated Articles of Incorporation of the Company, and all Certificates of Amendment through the date hereof, in each case as certified by the Secretary of State of the State of California (the "Articles of Incorporation");

(x)	the Bylaws of the Company, as currently in effect; and

(xi)	certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that: (i) the issuance of the Shares has been duly authorized, and the Shares are validly issued, fully paid and nonassessable; (ii) the Warrants have been duly authorized and executed; and (iii) the Warrant Shares have been duly authorized and, when, as and if issued and delivered against payment therefor upon the due exercise of the Warrants, in accordance with the provisions thereof, will be validly issued, fully paid and nonassessable.

October 1, 2007

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K that will be incorporated by reference into the Registration Statement.  We also consent to the reference to our firm under the caption "Validity of Securities" in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP